EXHIBIT 99.1

Ohio Legacy Corp Announces Third Quarter Results

WOOSTER, Ohio, Nov. 3, 2003 (PRIMEZONE) -- Ohio Legacy Corp (Nasdaq:OLCB), the parent of Ohio Legacy Bank, N.A. ("Bank"), today reported net income for the three months ending September 30, 2003, of $125,000 or $0.06 per share. The Company earned $44,349, or $0.05 per share, during the third quarter of 2002. During the third quarter of 2003, net loans increased $12.1 million, or 13.8%, to $99.4 million and deposits increased $2.6 million to $121.2 million.

Net income decreased during the third quarter of 2003 compared to the second quarter of 2003 primarily as a result of lower yields on the security portfolio, an increase in the provision for loan losses due to strong loan growth and lagging reductions in core deposit rates. While net income fell, a number of positive items occurred during the third quarter that should provide a solid foundation for future growth in earnings and assets:

- Gross loans exceeded $100 million at the end of the quarter;

- Our cost of funds continues to decrease and the opportunity exists for improvement in the fourth quarter of 2003 and early 2004;

- Our recent membership to the Federal Home Loan Bank of Cincinnati provides a facility for leveraging the balance sheet to accelerate return on equity and

- The hiring of a Chief Operations Officer and a seasoned commercial lender in our Wayne County Region will help to improve efficiency in operations and generate commercial credit in an attractive, growing market area.

Loans and Asset Quality - An increase in construction activity as weather improved and the economic outlook stabilized helped to drive growth in the loan portfolio during the third quarter, especially in late September. At September 30, 2003, the loan portfolio (before the allowance for loan losses) was $100.5 million, an increase of $21.4 million from December 31, 2002. The Company's provision for loan losses was $146,000 during the three months ended September 30, 2003, compared to $104,000 during the quarter ended September 30, 2002, and $78,000 during the quarter ended June 30, 2003. The increase in the provision was a result of the growth in loan balances as asset quality remained high and the allowance for loan losses decreased slightly as a percent of loans to 1.06% at the end of the quarter.

Net charge-offs during the three months ended September 30, 2003, totaled $49,000. At September 30, 2003, the Company had one impaired loan with a balance of $124,000. All other delinquency metrics improved from the second quarter as no loans were on nonaccrual status and no loans were past due more than 90 days at the end of the quarter. "Asset quality remains exceptional," commented Dwight Douce, President and Chief Executive Officer of the Company. He continued, "Our ability to generate over $21 million of loans during the year and incur losses of only $78,000 on a portfolio that now exceeds $100 million is a testament to our strict underwriting standards. Recent improvement in national economic indicators and employment performance should continue to provide opportunities for Ohio Legacy Bank to meet the financing needs of the growing small businesses in northeast Ohio."

Net Interest Income - During the three months ended September 30, 2003, net interest income was $1.0 million compared to $759,000 during the third quarter of 2002, primarily as a result of a higher balance of interest-earning assets. Net interest margin improved to 3.06% in 2003 from 2.73% in the third quarter of 2002 and interest rate spread improved to 2.72% during the third quarter of 2003 compared to 2.60% during the third quarter of 2002.

The yield on interest-earning assets fell to 5.67% during the third quarter of 2003 compared to 6.30% in the third quarter of 2002 and 5.85% in the second quarter of 2003. During the third quarter of 2003, the yield on securities fell 72 basis points (bp) to 3.15% and the yield on loans decreased 27 bp to a still strong 6.90%. We have structured our security portfolio to provide liquidity to fund loans by investing primarily in mortgage-backed securities. Higher principal prepayments as interest rates fell during the first half of 2003 resulted in excess funds being reinvested in lower-yielding securities. The Company's cost of funds declined to 2.95% in the third quarter of 2003, compared to 3.70% in the third quarter of 2002 and 3.10% during the second quarter of 2003. The average cost of funds of core deposits fell 108 basis points, or 46%, for the third quarter of 2003 compared to the third quarter of 2002. At the same time, the cost of certificates of deposit fell only 46 basis points, or 11%. We have a pool of certificates of deposit offered in early-2001 that comprises 41% of the certificate of deposit portfolio at September 30, 2003, and carries an average rate of 5.06%. This product will begin to mature in early 2004.

Noninterest Income - Total noninterest income was $134,000 for the three months ended September 30, 2003, compared to $67,000 for the same period in 2002. The 2003 amount includes $42,000 of net gains from the sales of securities. Annualized noninterest income, excluding gains on securities sales, improved as a percent of average assets to 0.26% during the third quarter of 2003 compared to 0.23% during the third quarter of 2002. The increase in overdraft fees and other service charges on deposit accounts was due to higher volume of deposit customers and the related fees associated with those accounts.

Noninterest Expense - Total noninterest expense increased to $903,000 for the three months ended September 30, 2003, compared to $678,000 during the same period in 2002. The efficiency ratio improved to 79.7% during the third quarter of 2003 compared to 82.0% during the third quarter of 2002 while annualized noninterest expense as a percent of average assets was 2.54% in the third quarter of 2003 compared to 2.28% in 2002. This dichotomy is caused by the significant improvement in the Company's net interest margin as a result of falling deposit rates outweighing the increase in overhead expenses and slower asset growth.

Salaries and benefits are higher in 2003 reflecting a higher level of employment at the Bank, including the hiring of new members of management, lenders and staff hired during the second half of 2002 to support the lending function. Professional fees have remained flat, comparing the third quarters of 2003 and 2002, as the Bank began utilizing outside consultants to assist management with the OCC Agreement in the third quarter of 2002.

Ohio franchise tax is assessed on the Bank based on its capital balance. The trust preferred securities and common stock offerings in 2002 resulted in capital contributions to the Bank; therefore, franchise taxes are higher in 2003.

Data processing expense has increased as a result of higher transaction volumes and additional services offered to our customers, including check imaging, which will be launched during the fourth quarter of 2003. Other expenses increased primarily as a result of increased Bank Insurance Fund premiums and higher transaction fees with the Federal Reserve Bank as a result of our deposit growth during 2002 and 2003 and higher loan expenses from loan growth during 2003.

Regulatory Matters - On June 18, 2002, Ohio Legacy Bank and the Office of the Comptroller of the Currency ("OCC") entered into an agreement ("OCC Agreement") to address certain issues identified during the OCC's examination of the Bank in January 2002. The Bank has implemented comprehensive strategic, capital and staffing plans and is working to comply with other requirements under the agreement. During the third quarter of 2003, in response to progress made by management under the terms of the OCC Agreement, the OCC modified the agreement, effective October 1, 2003. Previously, the Bank's average asset growth was restricted to no greater than 5% each calendar quarter. The modification relieves the Bank of the quarterly compliance requirement and implements an annual growth restriction of no greater than 22% over the Bank's average assets during the third quarter of 2003.

About Ohio Legacy Corp

Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its operating subsidiary, Ohio Legacy Bank, N.A., provides financial services to small businesses and consumers though three full-service banking locations in Canton, Millersburg and Wooster, Ohio.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and financial condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company's future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.

                           OHIO LEGACY CORP
                      CONSOLIDATED BALANCE SHEETS
            As of September 30, 2003, and December 31, 2002

 -----------------------------------------------------------------

                                    September 30,     December 31,
                                        2003             2002
                                    -------------    -------------
                                     (unaudited)
 ASSETS

 Cash and due from banks            $   5,471,492    $   5,301,451
 Federal funds sold and
  interest-bearing deposits
  in other institutions                 8,062,000       10,418,000
                                    -------------    -------------
    Cash and cash equivalents          13,533,492       15,719,451
 Securities available for sale         29,972,045       38,722,169
 Loans, net                            99,473,461       78,291,832
 Federal agency stock                     846,700          318,900
 Premises and equipment, net            2,065,806        2,185,108
 Accrued interest receivable
  and other assets                      1,072,275          810,017
                                    -------------    -------------
        Total assets                $ 146,963,779    $ 136,047,477
                                    =============    =============

 LIABILITIES
 Deposits:

    Noninterest-bearing demand      $   6,028,511    $   4,992,413
    Interest-bearing demand             8,622,324        7,206,953
    Savings                            42,360,565       39,886,817
    Certificates of deposit            64,226,879       62,805,167
                                    -------------    -------------
      Total deposits                  121,238,279      114,891,350
 Federal Home Loan Bank advances        5,000,000               --
 Other borrowed funds                          --          105,000
 Trust preferred securities             3,325,000        3,325,000
 Capital lease obligations                978,446          983,439
 Accrued interest payable and
  other liabilities                       673,061        1,739,633
                                    -------------    -------------
      Total liabilities               131,214,786      121,044,422

 SHAREHOLDERS' EQUITY

 Preferred stock, no par value,
  500,000 shares authorized,
  none outstanding                             --               --
 Common stock, no par value,
  5,000,000 shares authorized,
  2,115,700 and 1,965,700 shares
  issued and outstanding at
  September 30, 2003, and
  December 31, 2002, respectively      17,678,955       16,546,465
 Accumulated deficit                   (1,743,585)      (2,164,585)
 Accumulated other comprehensive
  income (loss)                          (186,377)         621,175
                                    -------------    -------------
      Total shareholders' equity       15,748,993       15,003,055
                                    -------------    -------------

      Total liabilities and
       shareholders' equity         $ 146,963,779    $ 136,047,477
                                    =============    =============

                           OHIO LEGACY CORP
                 CONSOLIDATED STATEMENTS OF OPERATIONS
    For the Three and Nine Months Ended September 30, 2003 and 2002

 --------------------------------------------------------------------

                           For the                    For the
                     Three Months Ended         Nine Months Ended
                         September 30,             September 30,
                    -----------------------   -----------------------
                       2003         2002         2003         2002
                    ----------   ----------   ----------   ----------
 Interest
  income:
   Loans            $1,621,437   $1,316,349   $4,566,173   $3,628,798
   Securities          278,570      402,154    1,072,785    1,048,610
   Federal funds
    sold and
    other               23,664       21,854       87,180       95,012
                    ----------   ----------   ----------   ----------
    Total interest
     income          1,923,671    1,740,357    5,726,138    4,772,420

 Interest
  expense:
   Deposits            770,067      869,325    2,397,339    2,615,748
   Other
    borrowings         113,365      112,242      337,119      243,497
                    ----------   ----------   ----------   ----------
    Total interest
     expense           883,432      981,567    2,734,458    2,859,245
                    ----------   ----------   ----------   ----------

 Net interest
  income             1,040,239      758,790    2,991,680    1,913,175

 Provision for
  loan losses          146,000      104,000      303,500      354,956
                    ----------   ----------   ----------   ----------

 Net interest
  income after
  provision for
  loan losses          894,239      654,790    2,688,180    1,558,219

 Noninterest
  income:
   Service charges
    and other fees      89,093       64,862      241,350      181,073
   Gain on sales
    of securities
    available for
    sale                41,754           --      116,242           --
   Other income          3,146        2,410        8,121        6,233
                    ----------   ----------   ----------   ----------
    Total other
     income            133,993       67,272      365,713      187,306

 Noninterest
  expense:
   Salaries and
    benefits           423,010      306,395    1,159,050      820,562
   Occupancy and
    equipment          143,459      126,905      420,430      346,625
   Professional
    fees                80,707       81,971      290,512      179,389
   Franchise
    tax                 44,921       20,027      139,918       68,396
   Data processing      84,616       57,867      237,192      168,555
   Marketing and
    advertising         22,859       15,307       76,757       53,155
   Stationery and
    supplies            21,299       17,706       61,394       66,784
   Other expenses       82,361       51,535      247,640      163,370
                    ----------   ----------   ----------   ----------
    Total
     noninterest
     expense           903,232      677,713    2,632,893    1,866,836
                    ----------   ----------   ----------   ----------

 Income before
  income taxes         125,000       44,349      421,000     (121,311)

 Income tax
  benefit
  (expense)                 --           --           --           --
                    ----------   ----------   ----------   ----------

 Net income
  (loss)            $  125,000   $   44,349   $  421,000   $ (121,311)
                    ==========   ==========   ==========   ==========

 Basic earnings
  (loss) per
  share             $     0.06   $     0.05   $     0.20   $    (0.13)
 Diluted earnings
  (loss) per
  share             $     0.06         0.05         0.20        (0.13)

 Basic weighted
  average shares
  outstanding        2,115,700      965,500    2,106,359      965,500
 Diluted weighted
  average shares
  outstanding        2,119,583      965,500    2,108,455      965,500

                           OHIO LEGACY CORP
                       QUARTERLY BALANCE SHEETS
                        (Dollars in thousands)

 --------------------------------------------------------------------
                                 2003                     2002
                     ----------------------------  ------------------
                     Sept. 30  June 30   March 31  Dec. 31   Sept. 30
                     --------  --------  --------  --------  --------

 Cash and cash
  equivalents        $ 13,533  $ 15,865  $  8,349  $ 15,719  $  9,816

 Securities            29,972    35,543    40,562    38,722    30,750

 Loans                100,536    88,372    82,636    79,129    75,509

 Allowance for
  loan losses          (1,063)     (966)     (891)     (837)     (739)

 Premises and
  equipment, net        2,066     2,117     2,146     2,185     2,231

 Other assets           1,920     1,550     5,174     1,129     1,183
                     --------  --------  --------  --------  --------
    Total assets      146,964  $142,481  $137,976  $136,047  $118,750
                     ========  ========  ========  ========  ========

 Noninterest-bearing
  demand             $  6,028  $  6,078  $  5,264  $  4,992  $  3,882

 Interest-bearing
  demand                8,622     7,862     6,537     7,207     5,823

 Savings               42,361    42,142    40,559    39,886    38,208

 Certificates of
  deposit              64,227    62,527    63,751    62,806    58,188
                     --------  --------  --------  --------  --------

   Total deposits     121,238   118,609   116,111   114,891   106,101

 Other borrowings       9,304     4,305     4,307     4,413     4,415

 Other liabilities        673     3,236     1,448     1,740       847
                     --------  --------  --------  --------  --------

    Total liabilities 131,215   126,150   121,866   121,044   111,363

 Shareholders' equity  15,749    16,331    16,110    15,003     7,387
                     --------  --------  --------  --------  --------

    Total liabilities
     and shareholders'
     equity          $146,964  $142,481  $137,976  $136,047  $118,750
                     ========  ========  ========  ========  ========

 LOAN PORTFOLIO:
 ---------------

 Commercial          $ 12,600  $ 12,924  $ 12,196  $ 10,206  $ 10,323

 1-4 family
  residential          38,564    32,483    31,455    31,346    29,965

 Multifamily
  residential           6,255     6,464     6,383     6,732     5,702

 Commercial real
  estate               23,342    21,006    20,051    18,385    18,262

 Construction           8,990     5,949     4,675     4,636     3,985

 Consumer and home
  equity               10,952     9,677     8,022     7,926     7,371

 Net deferred
  loan fees              (167)     (131)     (146)     (102)      (99)
                     --------  --------  --------  --------  --------
      Loans          $100,536  $ 88,372  $ 82,636  $ 79,129  $ 75,509
                     ========  ========  ========  ========  ========

 QUARTERLY AVERAGES:
 -------------------

 Fed funds and
  securities (a)     $ 41,890  $ 46,243  $ 50,804  $ 40,816  $ 38,039

 Loans                 93,287    84,898    79,346    75,692    73,068

 Total interest-
 earning assets       135,177   131,141   130,150   116,508   111,107

 Total assets         142,019   139,038   137,793   124,255   118,736

 Total assets,
  year to date        139,617   138,109        --   112,138       --

 Interest-bearing
  deposits            113,942   111,936   111,305   107,062   101,680

 Other borrowings
  and leases            4,694     4,306     4,405     4,414     4,416

 Total interest-
  bearing liabilities 118,636   116,242   115,710   111,476   106,096

 Shareholders' equity  16,394    16,220    15,557     7,325     7,164

 Shareholders' equity,
  year to date         16,057    15,667        --     6,998        --

 --------

 (a) Includes Federal Reserve Bank stock not classified in securities on the consolidated balance sheets and interest-earning deposits in financial institutions

                           OHIO LEGACY CORP
                  QUARTERLY STATEMENTS OF OPERATIONS
             (Dollars in thousands, except per share data)

 -------------------------------------------------------------------
                                2003                     2002
                    ----------------------------  ------------------
 For the three
 months ending      Sept. 30  June 30   March 31  Dec. 31   Sept. 30
                    --------  -------   --------  -------   --------
 Interest
  income             $1,923    $1,905    $1,898    $1,800     1,740
 Interest
  expense              (883)     (899)     (953)     (973)     (981)
                     ------    ------    ------    ------     -----
   Net interest
    income            1,040     1,006       945       827       759
 Provision for
  loan losses          (146)      (78)      (80)      (98)     (104)
 Noninterest
  income                134       105       127        73        67
 Noninterest
  expense              (903)     (873)     (856)     (731)     (678)
                     ------    ------    ------    ------     -----
   Net income        $  125    $  160    $  136    $   71        44
                     ======    ======    ======    ======     =====

 Income per
  share, diluted     $ 0.06    $ 0.08    $ 0.07    $ 0.07      0.05
 Common and
  dilutive shares     2,120     2,119     2,088     1,042       966

 SELECTED RATIOS:

 Net interest
  margin (a)           3.06%     3.09%     2.90%     2.84%     2.73%
 Yield on interest-
  earning assets       5.67%     5.85%     5.82%     6.18%     6.30%
 Cost of funds         2.95%     3.10%     3.29%     3.49%     3.70%
 Interest rate
  spread (b)           2.72%     2.75%     2.53%     2.69%     2.60%
 Efficiency
  ratio (c)            79.7%     79.8%     84.4%     81.2%     82.0%
 Allowance as a
  percent of loans     1.06%     1.09%     1.07%     1.06%     0.98%
 Net loans as a
  percent of deposits  82.0%     73.7%     70.4%     68.1%     70.5%
 Annualized net
  charge-offs to
  loans                0.20%     0.01%     0.13%     0.00%     0.00%
 Annualized
  noninterest income
  to average
  assets (d)           0.26%     0.25%     0.20%     0.24%     0.23%
 Annualized non-
  interest expense
  to average
  assets               2.54%     2.51%     2.49%     2.35%     2.28%
 Annualized return
  on average
  assets               0.35%     0.46%     0.39%     0.23%     0.15%
 Annualized return
  on average
  equity               3.05%     3.95%     3.50%     3.86%     2.46%

 -------------------

 (a) Net interest income, annualized, divided by average
     interest-earning assets for the period
 (b) Difference between the yield on interest-earning assets and the cost of funds
 (c) Noninterest expense divided by net interest income and
     noninterest income, excluding gains on securities sales
 (d) Excludes gains on securities sales

 NM  Not meaningful

CONTACT: Ohio Legacy Corp
         L. Dwight Douce, Chief Executive Officer, President
         Eric S. Nadeau, Chief Financial Officer, Treasurer
         (330) 263-1955
         http://www.ohiolegacycorp.com